Exhibit 99.2

Certification of Chief Financial Officer Pursuant to
Section 1350 of Chapter 63 of Title 18 of the United States Code

            I, J. Reid Porter, the Chief Financial Officer of IMC Global Inc., certify that (i) the Annual Report on Form 10-K for the Fiscal Year ended December 31, 2002 of IMC Global Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of IMC Global Inc.

J. Reid Porter J. Reid Porter March 18, 2003

Return to IMC Global Inc. Form 10-K